UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. __ )

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WORLDWIDE STRATEGIES INCORPORATED

(Name of Registrant as Specified In Its Charter)

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WORLDWIDE STRATEGIES INCORPORATED
3801 East Florida Avenue, Suite 400
Denver, Colorado 80210

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Worldwide Strategies Incorporated:

We cordially invite you to the 2010 Annual Meeting of Stockholders (“Annual Meeting”) of Worldwide Strategies Incorporated (“we,” “us,” or “our”).  The meeting is at 10:00 a.m., Mountain Time, on Tuesday, October 12, 2010, at the offices of Dill Dill Carr Stonbraker & Hutchings, P.C., 455 Sherman Street, Suite 300, Denver, Colorado 80203.

At the Annual Meeting, you will be asked to vote on the following matters:

(1)  The election of the Board of Directors consisting of six Directors to serve for one year and until the election and qualification of their successors;

(2)  Ratification of the appointment of Hamilton, P.C. as our independent registered public accounting firm for 2010; and

(3)  Transaction of such other matters as may properly come before the Annual Meeting or any adjournments and postponements thereof.

Common stockholders of record at the close of business on September 13, 2010 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

/s/ James P.R. Samuels

James P.R. Samuels
President and Chief Executive Officer

September 15, 2010

This Notice of 2010 Annual Meeting and the attached Information Statement dated September 15, 2010 should be read in combination with Worldwide’s annual report on Form 10-K for the fiscal year ended July 31, 2009 quarterly report on Form 10-Q for the quarter ended April 30, 2010.  Collectively, these documents contain all of the information and disclosures required in connection with the 2010 Annual Meeting of Stockholders.  Copies of all these materials can be found in http://worldwidestrategies.investorroom.com.

WORLDWIDE STRATEGIES INCORPORATED
3801 East Florida Avenue, Suite 400
Denver, Colorado 80210

INFORMATION STATEMENT
For the Annual Meeting of Stockholders to be held on
Tuesday, October 12, 2010, at 10:00 a.m., Mountain Time,
at the offices of Dill Dill Carr Stonbraker & Hutchings, P.C.,
455 Sherman Street, Suite 300, Denver, Colorado 80203

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished to the stockholders of Worldwide Strategies Incorporated, a Nevada corporation (“we,” “us,” “our,” or the “Company”) regarding our resolutions to elect directors for the coming year and to retain Hamilton, P.C. as our independent registered public accounting firm for the coming year.  These resolutions have been adopted by our Board of Directors in accordance with statutes governing Nevada corporations (“Nevada Law”) and will be presented to an annual meeting of our stockholders to be held on October 12, 2010, as outlined in the Notice of 2010 Annual Meeting of Stockholders (the “Annual Meeting”) that accompanies this Information Statement.

The Company’s largest stockholders who own in excess of 55% of our outstanding voting securities (the “Majority Stockholders”) have indicated that they will vote in favor of these resolutions.  No other votes were required or necessary to elect directors for the coming year or to retain Hamilton, P.C. as our independent registered public accounting firm for the coming year, and none are being solicited hereunder.

Important Notice of Internet Availability of Information Statement and Related Materials

As permitted by the federal securities laws, we are making this Information Statement, Annual Report on Form 10-K for the year ended July 31, 2009, and Quarterly Report on Form 10-Q for the quarter ended April 30, 2010 available to our stockholders primarily via the Internet instead of mailing printed copies of these materials to each stockholder.  On or about September 17, 2010, we intend to mail to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability, or “Notice,” containing instructions on how to access these materials, including the Information Statement, Annual Report on Form 10-K for the year ended July 31, 2009, and Quarterly Report on Form 10-Q for the quarter ended April 30, 2010.  We intend to make this Information Statement available to our stockholders on or about September 17, 2010.  This Information Statement, Annual Report on Form 10-K for the year ended July 31, 2009, and Quarterly Report on Form 10-Q for the quarter ended April 30, 2010 are available for viewing on the Internet at:  http://worldwidestrategies .investorroom.com.

If you received a Notice by mail, you will not receive a printed copy of the Annual Meeting materials by mail unless you request printed materials.  If you wish to receive printed materials, you should follow the instructions for requesting such materials contained in the Notice.

 QUORUM AND VOTING REQUIREMENTS

Quorum Requirement

A majority of the voting power that is present, in person or by proxy, regardless of whether the proxy has authority to vote on all matters, shall constitute a quorum at a meeting of stockholders.  If less than a quorum is represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice for a period not to exceed 60 days at any one adjournment.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of stockholders so that less than a quorum remains.

Vote Required

If a quorum is present, action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.  Each outstanding share of common stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except as may be otherwise provided in the Articles of Incorporation or in the resolution providing for the issuance of the stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation.  The Company has established a class of preferred stock, known as Series A Convertible Preferred Stock (the “Preferred Stock”), which votes together with the holders of the common stock as a single class, upon all matters submitted to holders of common stock for a vote, with each share of Preferred Stock carrying 6.25 votes.  Cumulative voting shall not be allowed.

Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  In determining the number of votes cast for or against a proposal, shares abstaining from voting on a matter (including elections) will not be treated as a vote for or against the proposal.  A non-vote by a broker will be treated as if the broker never voted, but a non-vote by a stockholder will be counted as a vote “for” the management’s position.

BENEFICIAL OWNERSHIP AND OTHER MATTERS

Record Date

The record date for determining the stockholders entitled to vote at the Annual Meeting was the close of business on September 13, 2010 (the “Record Date”), at which time we had issued and outstanding 12,496,234 shares of common stock, $0.001 par value (the “Common Stock”) and 1,491,743 shares of Preferred Stock, having the voting power of 9,323,395 shares.

Beneficial Ownership

The following table provides certain information as to the officers and directors, individually and as a group, and the holders of more than 5% of the Common Stock and Preferred Stock on a combined basis:

Name and Address of Beneficial Owner (1)	Number of Common Shares Owned	Number of Preferred Shares Owned	Total Voting Shares (2)	Percent of Class (2)
James P.R. Samuels 3801 East Florida Avenue, #400 Denver, Colorado 80210	2,821,669 (3)	351,755	5,020,138	21.8%
Dirk Van Keulen Heemraadslag 14 Gouda, Netherlands 2805DP	588,323 (4)	507,065	3,757,479	17.1%
Donald A. Christensen 48 S Evanston Way Aurora, Colorado 80012	1,001,666 (5)	275,268	2,722,091	12.1%

Name and Address of Beneficial Owner (1)	Number of Common Shares Owned	Number of Preferred Shares Owned	Total Voting Shares (2)	Percent of Class (2)
W. Earl Somerville 182 Tilford Road Oakville, Ontario L6L 4Z3 Canada	2,217,001 (6)	30,117	2,405,232	10.6%
Dirk S. Nye 2119 Larimer St #2 Denver, Colorado 80205	965,002 (7)	144,094	1,870,652	8.4%
Robert T. Kane 3620 Main Street Munhall, Pennsylvania 15120	474,999 (8)	18,997	593,729	2.7%
Edward J. Weisberg 18 Whispering Pine Road Sudbury, Massachusetts 01776	504,999 (9)	16,697	609,358	2.7%
Frank J. Deleo 1517 Tennison Parkway Colleyville, Texas 76034	474,999 (10)	7,500	521,874	2.3%
Gregory Kinney 2107 Geddes Rd. Rockford, Illinois 61103	125,000 (11)	7,500	171,875	0.8%
Philip Verges 3801 East Florida Avenue, #400 Denver, Colorado 80210	50,000 (12)	-0-	50,000	0.2%
All officers and directors as a group (8 persons)	7,670,333 (13)	707,834	12,094,297	53.2%
________________________
(1)
To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(2)
Where persons listed on this table have the right to obtain additional shares of common stock through the exercise or conversion of other securities within 60 days from September 13, 2010, the additional shares are deemed to be outstanding for the purpose of computing the percentage of common stock owned by such persons, but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.  Percentages are based on 21,819,629 shares of common stock that may be outstanding after conversion or exercise, without further consideration, of our outstanding Preferred Stock.  This amount includes 12,496,234 shares of common stock and 9,323,395 shares of common stock issuable upon exercise of the outstanding Preferred Stock.

(3)	Includes 66,667 shares issuable upon the exercise of warrants and 1,173,335 shares issuable upon the exercise of vested stock options.
(4)	Includes 133,334 shares issuable upon exercise of warrants and 50,000 shares issuable upon the exercise of vested stock options.
(5)	Includes 66,667 shares issuable upon exercise of warrants and 574,999 shares issuable upon exercise of vested stock options.
(6)	Includes 66,667 shares issuable upon exercise of warrants and 893,666 shares issuable upon exercise of vested stock options.
(7)	Includes 66,667 shares held by DSN Enterprises Ltd., 66,667 shares issuable upon exercise of warrants, and 511,668 shares issuable upon exercise of vested stock options.
(8)	Includes 399,999 shares issuable upon exercise of vested stock options.
(9)	Includes 429,999 shares issuable upon exercise of vested stock options.
(10)	Includes 399,999 shares issuable upon exercise of vested stock options.
(11)	Includes 50,000 shares issuable upon exercise of vested stock options.
(12)	Includes 25,000 shares issuable upon exercise of vested stock options.
(13)	Includes 200,001 shares issuable upon exercise of warrants and 3,946,997 shares issuable upon exercise of vested stock options.

James P.R. Samuels may be deemed to be the “parent” of our company within the meaning of the rules and regulations of the Securities and Exchange Commission.

Changes in Control

As of January 31, 2009, we converted promissory notes and interest in the amount of $652,275 into 1,304,552 shares of Preferred Stock.  We also sold 16,000 Preferred shares to three individuals, generating $8,000 to fund ongoing operations.  Furthermore, in July 2009, we converted promissory notes and interest in the amount of $29,046 into 58,092 shares of Preferred Stock.  The shares of Preferred Stock that we issued to restructure our outstanding debts have the right to vote 8,616,519 common share equivalent votes on any matter placed before our stockholders.  The individuals that converted debt into shares of Preferred Stock already controlled our Company prior to the conversion.  These individuals include many of our officers and directors.  As a result of the issuance of the Preferred shares, the control over our Company exerted by our management has increased.

Interests of Directors and Officers in Matters to be Acted Upon

Other than the election of the nominated directors, no director or officer, or associate of any director or officer or any other person will receive extra or special benefit from the matters described herein which is not shared on a pro rata basis by all other holders of securities of the same class in accordance with their respective interests.

ITEM 1. ELECTION OF DIRECTORS

The first item to be acted upon at the Annual Meeting is the election of six directors to our Board of Directors.  Each of the persons elected will serve a term of one year and until the election and qualification of his or her successor.  We are not aware of any material proceedings to which any of the nominee directors, or any associate of any such director, is a party adverse to us or has a material interest adverse to us or to any of our subsidiaries.  Each nominee has consented to being named as a nominee and to serve if elected.

Director candidates were nominated by the Board of Directors.  To date, it has not been necessary to engage a third party search firm to assist in identifying suitable candidates for directors.  The Board of Directors believes that our existing Board members and executive management have sufficient networks of business contacts to form a suitable candidate pool from which nominees may be identified in the future.

If any Director nominee named in this information statement shall become unable or decline to serve (an event which the Board does not anticipate), a substitute may be nominated and elected.

Nominees for Director to be Elected

Name	Age	Current Position with Company
James P.R. Samuels	63	President, Chief Executive Officer and Director
W. Earl Somerville	72	Chief Financial Officer, Secretary and Treasurer
Frank J. Deleo	54	Director
Robert T. Kane	67	Director
Edward J. Weisberg	53	Director
Gregory Kinney	48	Director

The nominees for election as directors have provided the following information about themselves:

James P.R. Samuels, Chief Executive Officer and Director.  Mr. Samuels founded Worldwide Business Solutions Incorporated in March 2005 and has been the chief executive officer and a director of the company since June 2005.  From May 1996 to March 2004, he served as vice president-finance, treasurer and chief financial officer of Rentech, Inc., a publicly-held company headquartered in Denver, Colorado.  Rentech develops and markets processes for conversion of low-value carbon-bearing solids or gases into high-value hydrocarbons.  From December 1995 through April 1998, he provided consulting services in finance and securities law compliance to Telepad Corporation, Herndon, Virginia, a company engaged in systems solutions for field force computing.  From

1991 through August 1995, he served as chief financial officer, vice president-finance, treasurer and director of Top Sources, Inc., Palm Beach Gardens, Florida, a development stage company engaged in developing and commercializing technologies for the transportation, industrial and petrochemical markets.  From 1989 to 1991, he was vice president and general manager of the automotive group of BML Corporation, Mississauga, Ontario, a privately-held company engaged in auto rentals, car leasing, and automotive insurance.  From 1989 to 1991, he was vice president and general manager of the automotive group of BML Corporation, Mississauga, Ontario, a privately-held company engaged in auto rentals, car leasing, and automotive insurance.  From 1983 through 1989, Mr. Samuels was employed by Purolator Products Corporation, a large manufacturer and distributor of automotive parts.  He was president of the Mississauga, Ontario branch from 1985 to 1989; a director of marketing from 1984 to 1985; and director of business development and planning during 1983 for the Rahway, New Jersey filter division headquarters of Purolator Products Corporation.  From 1975 to 1983, he was employed by Bendix Automotive Group, Southfield, Michigan, a manufacturer of automotive filters, electronics and brakes.  He served in various capacities, including group director for management consulting services on the corporate staff, director of market research and planning, manager of financial analysis and planning, and plant controller at its Fram Autolite division.  From 1973 to 1974, he was employed by Bowmar Ali, Inc., of Acton, Massachusetts, in various marketing and financial positions, and in 1974 he was managing director of its division in Wiesbaden, Germany.  He received a Bachelor’s degree in Business Administration from Lowell Technological Institute in 1970, and a Master of Business Administration degree in 1972 from Suffolk University, Boston, Massachusetts.  He completed an executive program in strategic market management through Harvard University in Switzerland in 1984.

W. Earl Somerville, Chief Financial Officer, Secretary and Treasurer. Earl Somerville has been our chief financial officer, secretary and treasurer since June 2005.  He has over 37 years of experience in accounting.  He has been self-employed as a chartered accountant in Oakville, Ontario, Canada, since 1992.  From 1984 to 1991, he was a vice president of finance for Facet of Canada Inc., a Canadian holding company whose subsidiaries were engaged in the manufacture and distribution of automotive products.  He was the divisional controller for Canadian Fram Limited from 1974 to 1991, a manufacturer of auto parts.  Mr. Somerville is a member of the Institute of Chartered Accountants of Ontario.

Frank J. Deleo, Director.  Mr. Deleo has been a director since June 2005.  Since September 2007, Mr. Deleo has served as president of Rioath Group.  Mr. Deleo was with Citigroup Inc. from 1978 to September 2007.  He was with CitiFinancial Branch Network from 1996, first as a vice president/regional manager and since March 2002 as a managing director over Texas, New Mexico, Oklahoma, and Kansas.  CitiFinancial, which is part of Citigroup Inc., a financial services company listed on the New York Stock Exchange, offers consumer loan products and services, including real estate, personal loans, and loans to finance consumer goods.  From 1979 to 1996, he was employed by Associates Corporation of North America.  Mr. Deleo received a bachelors degree in psychology from University of Stony Brook University in 1977.

Robert T. Kane, Director. Robert Kane has been a director since June 2005.  He has been a practicing attorney in Munhall, Pennsylvania, since 1970.  Mr. Kane received his J.D. degree from Villanova University in 1970 and his B.S. degree from Pennsylvania State University in 1965.

Edward J. Weisberg, Director.  Mr. Weisberg has been a director since September 2005.  He has been the Vice President of Online Marketing for CCA Global Partners, Inc., a privately-held company, since August 2010.  CCA Global is a parent organization that provides its member companies with access to products, systems and services.  Mr. Weisberg has also been the Managing Partner of Ecommerce Expertise, a consulting practice dedicated to assisting companies with Internet marketing and improving eCommerce profitability, since September 2008.  From December 2009 to August 2010, he held the position of Director of Business Development at Keyword Connects, LLC, an online lead generation company based in Waltham, Massachusetts.  From January 2008 to October 2009, he was Vice President of Innovaro (formerly UTEK) Corporation, a public corporation based in Tampa, Florida, which provides innovation and patent licensing services.  From April 2004 to July 2007, he was the vice president of eCommerce of iBasis, Inc., a publicly-held company based in Burlington, Massachusetts, that provides international Voice over Internet Protocol (VoIP) services.  He was responsible for leading that company’s efforts toward direct web-based sales of products and services.  From 1995 until April 2003, he co-founded and served as president of BX.com Inc., a Providence, Rhode Island company that provides eCommerce web site development, hosting, and Internet marketing support.  Prior to founding BX.com, he held various key marketing, planning, and sales roles at Paradigm Management Consulting Group, Inc., BASF Corporation, Data General

Corporation, and Wang Laboratories, Inc.  Mr. Weisberg is also on the board of advisors of Sustainable Minds, LLC, and ZebraTickets, LLC, both privately-held companies.  Mr. Weisberg has a Masters degree in management from MIT/Sloan School of Management and a bachelors degree in social psychology from the University of Pennsylvania.

Gregory Kinney, Director.  Formerly a director of Centric, Mr. Kinney was appointed to serve as a director on August 1, 2007.  Since April 1997 to the present, Mr. Kinney has served as Vice-President of Operations of Kristel, LP, a privately held organization operating in Illinois.  Kristel designs and manufactures LCD and CRT displays.  From 1984 to 1997, Mr. Kinney worked in a variety of positions with The Bradley Group, American Instruments, Strand Lighting Company, Northrop, and Amistar.  Between 1980 and 1984, Mr. Kinney served in the United States Navy.  Mr. Kinney has received a B.A., M.A., and Ph.D. in Clinical Christian Counseling from International Theological Seminary in Bradenton Florida.

There are no family relationships between any of our nominee directors.  During the last five years, none of the nominee directors has (i) had any bankruptcy petition filed by or against any business of which such person was an officer; (ii) had any conviction in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or (iv) been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Board of Directors’ Responsibilities and Committees

Audit Committee.  Our audit committee members are Donald A. Christensen and Edward J. Weisberg.  The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its responsibility to oversee (1) the integrity of our financial statements, controls and disclosure; (2) the qualifications and independence of our independent accountants; (3) the performance of our independent accountants and of its internal audit staff; and (4) our compliance with legal and regulatory requirements.

The Audit Committee has the sole authority to appoint our independent accountants, subject to any shareholder ratification.  The Audit Committee also prepares the annual Audit Committee report required by the rules and regulations of the Securities and Exchange Commission to be included in our annual proxy statement.

Donald A. Christensen serves as our Audit Committee financial expert.

Compensation Committee.  Our compensation committee members are Frank J. Deleo and Robert T. Kane.  The Compensation Committee is appointed by the Board of Directors to (1) discharge the responsibilities of the Board of Directors relating to compensation of our executives and (2) produce an annual report on executive compensation for inclusion in our proxy statement in accordance with applicable rules and regulations.

Board Meetings and Annual Meeting Attendance

The Board of Directors held 4 meetings during the fiscal year ended July 31, 2009.  None of our directors attended fewer than 75% of the meetings of the Board and the committees of the Board on which he or she served.  The Board of Directors has adopted a policy that all directors must attend at least 80% of all regularly scheduled Board of Directors’ meetings and at least 70% of all special Board of Directors’ meetings.  Although we have no formal policy relating to directors’ attendance at the Annual Meeting, we encourage all our directors to attend the Annual Meeting and reimburse expenses associated with attendance.

Director Compensation

The following table sets forth information regarding the remuneration of our non-officer directors during the fiscal year ended July 31, 2009.

Director Compensation Table
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Donald A. Christensen	-	$3,000	$2,000	-	$5,000
Frank J. Deleo	-	$750	$500	-	$1,250
Robert T. Kane	-	$750	$500	-	$1,250
Edward J. Weisberg	-	$750	$500	-	$1,250
Gregory Kinney	-	$750	$500	-	$1,250
Philip Verges	-	$750	$500	-	$1,250
___________________
(1)
On December 24, 2008, the Board of Directors authorized the payment of 100,000 shares to Mr. Christensen, and 25,000 shares to the remaining directors for services rendered to the Company.  The shares were valued at $0.03 per share, the closing market price on the date of the issuance.

(2)
On December 10, 2008, the Board of Directors authorized the payment of an option to purchase 100,000 shares of common stock to Mr. Christensen and options 25,000 shares of common stock to the remaining directors for services rendered to the Company.  The options were exercisable for five years at a price of $0.015 per share.  These options were valued using the following assumptions: expected option life: 5 years; risk-free interest rate: 4.97%; annual rate of quarterly dividends: 0.00%; and volatility: 367.96%.

Each of our non-employee directors receives options to purchase 25,000 shares of our common stock for each year of service.  Our directors also receive $1,000 and reimbursement for expenses of physical attendance at each annual meeting, when held.

Code of Ethics

We have not yet adopted a code of ethics that applies to our principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions, since we have been focusing our efforts on obtaining financing for the company.  We expect to adopt a code by the end of the current fiscal year.

Conflicts of Interest and Related Party Transactions

Members of our management are associated with other firms involved in a range of business activities.  Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of our company.  While the officers and directors are engaged in other business activities, we anticipate that such activities will not interfere in any significant fashion with the affairs of our business, in terms of having adequate time to devote to the business of the company.

Our officers and directors are now and may in the future become shareholders, officers or directors of other companies, which may be formed for the purpose of engaging in business activities similar to us.  Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of us or other entities.  Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise.  Currently, we do not have a right of first refusal pertaining to opportunities that come to their attention and may relate to our business operations.

Our officers and directors are, so long as they are our officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that they are affiliated with on an equal basis.  A breach of this requirement will be a breach of the fiduciary duties of the officer or director.  If we or the companies with which the officers and directors are affiliated both desire to take advantage of an opportunity, then said officers and directors would abstain from negotiating and voting upon the opportunity.  However, all directors may still individually take advantage of opportunities if we should decline to do so.  Except as set forth above, we have not adopted any other conflict of interest policy with respect to such transactions.

Other than described below, none of our present directors, officers or principal shareholders, nor any family member of the foregoing, nor, to the best of our information and belief, any of our former directors, officers or principal shareholders, nor any family member of such former directors, officers or principal shareholders, has or had any material interest, direct or indirect, in any transaction, or in any proposed transaction which has materially affected or will materially affect us.

Debt.  Effective January 31, 2009, two of our officers forgave $642,537 of accrued and unpaid salaries.  In addition, in April 2009, we borrowed $10,000 from James P.R. Samuels and issued a convertible promissory note.

Conversion of Loans into Preferred Stock.  Effective January 31, 2009, we converted $322,981 of related-party debt into shares of Preferred Stock at $0.50 per share.  We issued 658,589 shares of Preferred Stock in exchange for the release of the debt.  The following table identifies the number of shares we issued to our officers and directors and two insiders:

Name	Preferred Shares
Dirk Van Keulen	497,065
James P.R. Samuels	323,835
Donald A. Christensen	267,769
Dirk S. Nye	103,284
W. Earl Somerville	22,617
Robert T. Kane	11,497
Edward J. Weisberg	9,198
Total	1,235,265

Also, in July 2009, we converted a $10,000 note due to James P.R. Samuels into 20,420 shares of Preferred Stock.

Future Transactions.  All future affiliated transactions will be made or entered into on terms that are no less favorable to us than those that can be obtained from any unaffiliated third party.  A majority of the independent, disinterested members of our board of directors will approve future affiliated transactions.

Director Independence

The Board of Directors has determined that the following members of the Board are independent directors as that term is defined by NASDAQ Marketplace Rule 5605(a)(2): Donald A. Christensen, Frank J. Deleo, Robert T. Kane, Edward J. Weisberg, and Gregory Kinney.  In assessing the independence of the directors, the Board considers any transactions, relationships and arrangements between our Company and our independent directors or their affiliated companies.  This review is based primarily on responses of the directors to questions in a director and officer questionnaire regarding employment, business, familial, compensation and other relationships with our Company or our management.

Section 16(a) Beneficial Ownership Reporting Compliance

Officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, are required to file reports of ownership and changes in ownership with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934.  The following table sets forth reports that were not filed on a timely basis during the fiscal year ended July 31, 2009:

Reporting Person	Date Report Due	Date Report Filed
Christensen , Donald A.	Form 4 due December 16, 2008	Not yet filed
Christensen , Donald A.	Form 4 due December 30, 2008	Not yet filed
Christensen , Donald A.	Form 4 due February 5, 2009	Not yet filed
Deleo, Frank J.	Form 4 due December 16, 2008	Not yet filed
Deleo, Frank J.	Form 4 due December 30, 2008	Not yet filed

Reporting Person	Date Report Due	Date Report Filed
Kane, Robert T.	Form 4 due December 16, 2008	Not yet filed
Kane, Robert T.	Form 4 due December 30, 2008	Not yet filed
Kane, Robert T.	Form 4 due February 5, 2009	Not yet filed
Kinney, Gregory	Form 4 due December 16, 2008	Not yet filed
Kinney, Gregory	Form 4 due December 30, 2008	Not yet filed
Samuels, James P.R.	Form 4 due December 16, 2008	Not yet filed
Samuels, James P.R.	Form 4 due December 30, 2008	Not yet filed
Samuels, James P.R.	Form 4 due February 5, 2009	Not yet filed
Samuels, James P.R.	Form 4 due May 4, 2009	Not yet filed
Samuels, James P.R.	Form 4 due July 6, 2009	Not yet filed
Somerville, W. Earl	Form 4 due December 16, 2008	Not yet filed
Somerville, W. Earl	Form 4 due December 30, 2008	Not yet filed
Somerville, W. Earl	Form 4 due February 5, 2009	Not yet filed
Somerville, W. Earl	Form 4 due May 4, 2009	Not yet filed
Weisberg, Edward J.	Form 4 due December 16, 2008	Not yet filed
Weisberg, Edward J.	Form 4 due December 30, 2008	Not yet filed
Weisberg, Edward J.	Form 4 due February 5, 2009	Not yet filed
Philip Verges	Form 3 due June 26, 2008	Not yet filed
Philip Verges	Form 4 due December 16, 2008	Not yet filed
Philip Verges	Form 4 due December 30, 2008	Not yet filed

Director Indemnification

Under the corporate laws of the State of Nevada and our Articles of Incorporation, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).  Our Bylaws also provide for mandatory indemnification of our directors and executive officers, and permissive indemnification of our employees and agents, to the fullest extent permissible under Nevada law.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Stockholder Communications

Stockholders who wish to communicate directly with our Board of Directors should write to:

Worldwide Strategies Incorporated
3801 East Florida Avenue, Suite 400
Denver, Colorado 80210
Attention: Board of Directors

Executive Officers

Information relating to our non-director executive officers is as follows:

Name	Age	Current Position with Company
James P.R. Samuels	63	President, Chief Executive Officer and Director
W. Earl Somerville	70	Chief Financial Officer, Secretary and Treasurer

The term of office of each officer ends at the next annual meeting of our board of directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer’s successor is elected and qualified.  The Board of Directors expects that it will elect the current officers (including those also currently serving as directors) to return to their positions as officers of our Company until the next annual meeting of stockholders.

We are not aware of any material proceedings to which any of the non-director executive officers, or any associate of any such officer, is a party adverse to us or has a material interest adverse to us or to any of our subsidiaries.  There are no family relationships between any of our non-director executive officers.  During the last five years, none of the non-director officers has (i) had any bankruptcy petition filed by or against any business of which such person was an officer; (ii) had any conviction in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or (iv) been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Executive Compensation

The following table sets forth information regarding the remuneration of our chief executive officer and any executive officers that earned in excess of $100,000 per annum during any part of the last two completed fiscal years ending July 31, 2009.

Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
James P.R. Samuels, President and CEO	2009	$81,025	-	$87,000	$2,000	-	$170,025
	2008	$215,000	-	-	$10,000	-	$225,000
W. Earl Somerville, CFO	2009	$56,250	-	$73,000	$2,000	-	$131,250
	2008	$150,000	-	-	$10,000	-	$160,000
________________________
(1)	All options were valued using the Black-Scholes option pricing model using various assumptions as listed in the footnotes to the Outstanding Equity Awards at 2009 Fiscal Year-End Table.
(2)	Mr. Samuels became the Chief Executive Officer effective July 8, 2005.

Our Board of Directors has approved employment agreements for James P.R. Samuels and W. Earl Somerville with salaries of $215,000 and $150,000 per year, respectively.  We accrued the full amount of Mr. Samuel’s and Mr. Somerville’s salaries during the first quarter of the fiscal year.  During the year ended July 31, 2009, Mr. Samuels received cash compensation of approximately $400.  Effective January 31, 2009, Mr. Samuels and Mr. Somerville forgave $642,537 of accrued compensation.  We did not accrue Mr. Samuel’s and Mr. Somerville’s compensation again until the fourth quarter of the fiscal year, and then only at half of their contract values.  Mr. Samuels and Mr. Somerville will not receive any payments on accrued compensation until the Company develops or acquires operations and begins to record revenue.

On December 10, 2008, the Board of Directors authorized the payment of options to purchase 100,000 shares of common stock to Mr. Samuels and Mr. Somerville.  The options were exercisable for five years at a price of $0.015 per share.

On December 24, 2008, our Board of Directors authorized the payment of 100,000 shares to each of Mr. Samuels and Mr. Somerville for services rendered to the Company.  The shares were valued at $0.03 per share, the closing market price on the date of the issuance.

On April 28, 2009, the Board of Directors authorized a further payment of shares for services rendered in the amount of 1,200,000 shares to Mr. Samuels and 1,000,000 shares to Mr. Somerville.  These shares were valued at $0.07 per share, the closing market price on the date of the issuance.

We have formed a Compensation Committee comprised of members of the Board of Directors.  The compensation committee reviewed and approved the employment agreements described above.  The current members of the Compensation Committee are Frank J. Deleo and Robert T. Kane.

The following table sets forth information concerning unexercised options and equity incentive plan awards on a grant by grant basis for our chief executive officer and any executive officers that earned in excess of $100,000 per annum as of the end of the last completed fiscal year ending July 31, 2009.  The number of options granted and exercise prices have been retroactively restated to reflect the 3-to-1 reverse-stock-split of our common stock.

Outstanding Equity Awards at 2009 Fiscal Year-End Table
Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
James P.R. Samuels	100,000 (1)	-	-	$0.015	12/10/2013
	125,000 (2)	-	-	$0.11	5/29/2013
	133,334 (3)	-	-	$0.24	6/22/2014
	133,334 (4)	-	-	$0.18	4/17/2014
	591,667 (5)	-	-	$0.06	6/22/2011
	90,000 (6)	-	-	$0.15	7/14/2011
W. Earl Somerville	100,000 (1)	-	-	$0.015	12/10/2013
	125,000 (2)	-	-	$0.11	5/29/2013
	133,334 (3)	-	-	$0.24	6/22/2014
	133,334 (4)	-	-	$0.18	4/17/2014
	33,333 (5)	-	-	$0.75	4/30/2010
	335,000 (5)	-	-	$0.06	6/22/2011
	67,000 (6)	-	-	$0.15	7/14/2011
______________________
(1)	These options were valued using the following assumptions: expected option life: 5 years; risk-free interest rate: 4.97%; annual rate of quarterly dividends: 0.00%; and volatility: 367.96%.
(2)	These options were valued using the following assumptions: expected option life: 5 years; risk-free interest rate: 4.97%; annual rate of quarterly dividends: 0.00%; and volatility: 336.4%.
(3)	These options were valued using the following assumptions: expected option life: 7 years; risk-free interest rate: 4.97%; annual rate of quarterly dividends: 0.00%; and volatility: 220.8%.
(4)	These options were valued using the following assumptions: expected option life: 7 years; risk-free interest rate: 4.97%; annual rate of quarterly dividends: 0.00%; and volatility: 202.1%.
(5)	These options were valued using the following assumptions: expected option life: 5 years; risk-free interest rate: 4.97%; annual rate of quarterly dividends: 0.00%; and volatility: 140%.
(6)	These options were valued using the following assumptions: expected option life: 5 years; risk-free interest rate: 4.97%; annual rate of quarterly dividends: 0.00%; and volatility: 139.92%.

Options Exercised in the Last Fiscal Year

No options were exercised in the fiscal year ended July 31, 2009.

Long-Term Incentive Plan Awards

No long-term incentive plan awards were granted in the fiscal year ended July 31, 2009.

ITEM 2. RATIFICATION OF INDEPENDENT AUDITORS

The second item to be acted upon at the Annual Meeting is the ratification of the Board of Directors’ selection of our independent registered public accounting firm.

The Board of Directors has appointed Hamilton, P.C. (“Hamilton”) as our independent registered public accounting firm to examine our financial statements for the current fiscal year ending July 31, 2010 and to perform other appropriate accounting services.  Hamilton has served as our independent registered public accounting firm since October 16, 2009, and has no relationship with us other than that arising from their employment as our independent registered public accounting firm.

On October 16, 2009, we dismissed Cordovano and Honeck LLP (“C&H”) as our independent registered public accounting firm, effective immediately.

The audit report of C&H for our financial statements as of July 31, 2008, contained a separate paragraph stating:

“The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has incurred recurring losses, incurred liabilities in excess of assets over the past year and has an accumulated deficit of $6,054,850.  Based upon current operating levels, the Company may be required to obtain additional capital or significant reconfiguration of its operations to sustain its operations beyond July 31, 2009.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Further information and management’s plans in regard to this uncertainty are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During our two most recent fiscal years and the subsequent interim period up through the date of engagement of Hamilton (October 16, 2009), neither we nor anyone on our behalf consulted Hamilton regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements.  Further, Hamilton has not provided us with written or oral advice that was an important factor that we considered in reaching a decision as to any accounting, auditing or financial reporting issues.

During the fiscal years ended July 31, 2008 and 2007 and through the subsequent interim period up through the date of dismissal (October 16, 2009), there were no disagreements with C&H on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of C&H, would have caused C&H to make reference thereto in its report on WWSG’s financial statements for such years.  Further, there were no reportable events as described in Item 304(a)(1)(iv) or (v) of Regulation S-K occurring within our two most recent fiscal years and the subsequent interim period up through the date of dismissal (October 16, 2009).

While we are not required to do so, we are submitting the appointment of Hamilton to serve as our independent registered public accounting firm for the fiscal year ending July 31, 2010 for ratification in order to ascertain the views of our stockholders on this appointment.  If the appointment is not ratified, the Board of Directors will reconsider its selection.

The fees billed for professional services rendered by our principal accountant are as follows:

FISCAL		AUDIT-RELATED
YEAR	AUDIT FEES	FEES	TAX FEES	ALL OTHER FEES
2008	$14,357	-0-	-0-	-0-
2009	$17,561	-0-	-0-	-0-

Pre-Approval Policies and Procedures

The Audit Committee must pre-approve any use of our independent accountants for any non-audit services.  All services of our auditors are approved by our whole Board and are subject to review by our whole Board.

The Board of Directors pre-approves all services to be provided to our Company by the independent auditors.  This includes the pre-approval of (i) all audit services, and (ii) any significant (i.e., not de minimis) non-audit services.  Before granting any approval, the Board of Directors gives due consideration to whether approval of the proposed service will have a detrimental impact on the auditor’s independence.  All services provided by and fees paid to our independent auditors in 2009 and 2008 were pre-approved by the Board of Directors.

Representatives of Hamilton, P.C. will be present by phone at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

REPORT OF AUDIT COMMITTEE

The audit committee reviewed and discussed the audited financial statements with management, as discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended.  The audit committee received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.  Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K.

Donald A. Christensen
Edward J. Weisberg

ADDITIONAL INFORMATION

Stockholder Proposals

The 2011 Annual Meeting of Stockholders has not yet been scheduled.  Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals to our Company Secretary in a timely manner.  In order to be included in the proxy statement for the 2011 Annual Meeting of Stockholders, stockholder proposals must be received by our Company Secretary no later than December 31, 2010, and must otherwise comply with the requirements of our Bylaws and Rule 14a-8.  No such stockholder proposals have been received for the 2010 Annual Meeting of Stockholders.

If a stockholder who has notified the Company Secretary of his intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, the proposal will not be presented for a vote at such meeting.

Procedure for Nominating Directors

There have been no material changes to the procedures by which security holders may recommend nominees to our board of directors.

The board of directors will consider candidates for director positions that are recommended by any of our stockholders.  Any such recommendation for the annual meeting of stockholders should be provided to our corporate secretary by December 31, 2010.  The recommended candidate should be submitted to us in writing addressed to 3801 East Florida Avenue, Suite 400, Denver, Colorado  80210.  The recommendation must include the following information: name of candidate; address, phone, and fax number of candidate; a statement signed by the candidate certifying that the candidate wishes to be considered for nomination to our board of directors and stating why the candidate believes that he or she would be a valuable addition to our board of directors; a summary of the candidate’s work experience for the prior five years and the number of shares of our stock beneficially owned by the candidate.

The board of directors will evaluate any recommended candidate and determine whether or not to proceed with the candidate in accordance with our procedures.  We reserve the right to change our procedures at any time to comply with the requirements of applicable laws.

Annual Report and Quarterly Report to Stockholders

Our Annual Report on Form 10-K for the year ended July 31, 2009 and Quarterly Report on Form 10-Q for the quarter ended April 30, 2010 accompanies this information statement and is also available for viewing on the Internet at www.vfnotice.com/worldwidestrategies.  The Annual Report contains financial statements audited by Hamilton, P.C., our independent registered public accounting firm.  The Annual Report and Quarterly Report are considered as having been incorporated by reference.  If requested, we will provide you copies of any exhibits to the Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits.  You can request exhibits to the Form 10-K by writing to our Company Secretary at Worldwide Strategies Incorporated, 3801 East Florida Avenue, Suite 400, Denver, Colorado 80210.

Questions

If you have any questions or need more information about the annual meeting, write to:

Worldwide Strategies Incorporated
3801 East Florida Avenue, Suite 400
Denver, Colorado 80210
Attention: Company Secretary

or call us at (303) 991-5887.

By Order of the Board of Directors,

/s/ James P.R. Samuels

James P.R. Samuels
President and Chief Executive Officer

September 15, 2010